Exhibit 99.1

HF Foods Reports First Quarter 2026 Financial Results

Net Revenue increased 4.5% to $312.0 million
GAAP Net Income increased 188.6% to $1.4 million
Adjusted Net Income decreased 3.6% to $3.4 million
Adjusted EBITDA increased 3.8% to $ $10.1 million
Las Vegas, NV – May 11, 2026 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading distributor of international foodservice solutions to Asian restaurants and other businesses across the United States, today announced results for the first quarter ended March 31, 2026.
First Quarter 2026 Financial Results

(In thousands, except per share amounts)	Three Months Ended March 31, 2026	Change over Prior Year

GAAP Measures
Net revenue	$312,002	$13,574
Gross profit	$50,526	$(433)
Net income	$1,356	$2,886
Earnings per share	$0.02	$0.05

Non-GAAP Measures
Adjusted EBITDA(1)	$10,146	$373
Adjusted net income(2)	$3,350	$(126)
Adjusted diluted earnings per share(2)	$0.06	$(0.01)
________________
(1)    Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses.
(2)    Adjusted net income and adjusted earnings per share are based on net income attributable to HF Foods Group Inc.

Management Commentary

“Our first quarter performance demonstrated continued momentum from our transformation initiatives even as the broader foodservice industry navigated ongoing headwinds,” said Felix Lin, President and Chief Executive Officer of HF Foods. “Our results reflect meaningful progress across our strategic priorities, including the operational benefits we are realizing from our consolidated sales call center structure, continued advancement of our digital infrastructure following our full ERP implementation, and significant milestones in our facilities expansion program. The recent acquisition of our Chicago warehouse and the near-completion of our Charlotte facility position us to unlock substantial cross-selling opportunities in high-growth markets across the Southeast and Midwest. We remain focused on driving operational efficiency, capturing organic growth through network optimization and cross-selling, and selectively pursuing M&A opportunities that strengthen our unmatched competitive position as the leading nationwide distributor in the Asian specialty food category. While near-term cost pressures persist, we are confident in our long-

term growth trajectory and our ability to create sustained value for our shareholders as we execute against our strategic vision.”
First Quarter 2026 Results
Net revenue was $312.0 million for the quarter compared to $298.4 million in the prior year period, an increase of $13.6 million, or 4.5%. The increase was primarily due to volume growth and pricing improvement in Seafood followed by volume growth for Commodity.
Gross profit slightly decreased by 0.8% to $50.5 million for the period, compared to $51.0 million in the prior year period. The decrease was primarily due to increased sales in lower margin products like Seafood and an uptick in landed costs. Gross profit margin decreased to 16.2% compared to 17.1% in the prior year period.
Distribution, selling and administrative expenses decreased by $0.3 million, or 0.6% to $49.5 million, compared to the prior year period mainly due to increased net revenue and a decrease in professional fees and bad debt expense, partially offset by an increase in auto & truck expenses and depreciation. Distribution, selling and administrative expenses as a percentage of net revenue decreased to 15.9%, compared to 16.7% in the prior year period.
Net income was $1.4 million compared to net loss of $1.5 million in the prior year period. The improvement was primarily driven by a $2.0 million favorable change in fair value of interest rate swap contracts and a $1.7 million increase in other income mainly related to sale of a property. These favorable items were partially offset by a decrease in income tax benefit of $0.5 million.
Adjusted EBITDA increased 3.8% to $10.1 million compared to $9.8 million in the prior year period, which was due to various items noted in the Adjusted EBITDA table included in “Appendix A - Non-GAAP Financial Measures” of this earnings release.

Cash Flow and Liquidity
Cash provided by operating activities was $15.3 million for the three months ended March 31, 2026, compared to cash provided by operating activities of $6.9 million in the prior year period. Net cash provided by operating activities increased by $8.3 million primarily due to an increase in non-cash expense add-backs and increases in accounts payable balances, offset by the timing of working capital outlays mainly for inventory purchases and increases in our accounts receivable balances. As of March 31, 2026, the Company had cash of $11.1 million, checks issued not presented for payment of $5.0 million and access to approximately $55.2 million in additional funds through the $125.0 million line of credit, subject to a borrowing base calculation. The Company has funded working capital and other capital requirements primarily by cash flow from operations and bank loans. Cash is required to pay purchase costs for inventory, salaries, fuel and trucking expenses, selling expenses, rental expenses, income taxes, other operating expenses and to service debts.

Earnings Call and Webcast
HF Foods’ management team will host a live conference call to discuss its financial results today at 1:30 p.m. PT (4:30 p.m. ET). The link to the webcast will be available on the “Events” section of the Company’s Investor Relations website at https://investors.hffoodsgroup.com. Those interested in participating in the live call can dial 1-877-407-0752 or 1-201-389-0912. The webcast will be archived and available for replay.
About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.
Contact:
ICR
Anna Kate Heller
hffoodsgroup@icrinc.com
Forward-Looking Statements
All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks relating to our ability to consummate our operational transformation plan as anticipated, risks relating to the impact of our operational plan on our sales and efficiencies, risks relating to the impact of demographic trends on demand for the products we distribute, risks related to potential increases in tariff-related costs, statements of assumption underlying any of the foregoing, and other factors including those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash	$11,061	$8,641
Accounts receivable, net	67,616	66,237
Inventories	107,183	106,629
Prepaid expenses and other current assets	6,096	9,725
Assets held for sale	—	2,768
TOTAL CURRENT ASSETS	191,956	194,000
Property and equipment, net	176,504	163,397
Operating lease right-of-use assets	23,864	26,049
Long-term investments	2,096	2,144
Customer relationships, net	123,407	126,048
Trademarks, trade names and other intangibles, net	24,139	25,440
Other long-term assets	3,916	4,451
TOTAL ASSETS	$545,882	$541,529
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Checks issued not presented for payment	$5,035	$1,674
Line of credit	61,791	55,799
Accounts payable	76,887	74,859
Current portion of long-term debt, net	5,144	6,683
Current portion of obligations under finance leases	6,572	6,425
Current portion of obligations under operating leases	3,243	4,334
Accrued expenses and other liabilities	13,786	14,994
TOTAL CURRENT LIABILITIES	172,458	164,768
Long-term debt, net of current portion	95,560	99,436
Obligations under finance leases, non-current	24,586	25,279
Obligations under operating leases, non-current	24,053	22,990
Deferred tax liabilities	23,675	23,808
Other long-term liabilities	863	1,662
TOTAL LIABILITIES	341,195	337,943
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	5	5
Treasury stock	(7,750)	(7,750)
Additional paid-in capital	606,243	605,838
Accumulated deficit	(394,817)	(396,042)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO HF FOODS GROUP INC.	203,681	202,051
Noncontrolling interests	1,006	1,535
TOTAL SHAREHOLDERS’ EQUITY	204,687	203,586
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$545,882	$541,529

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenue	$312,002	$298,428
Cost of revenue	261,476	247,469
Gross profit	50,526	50,959

Distribution, selling and administrative expenses	49,489	49,805
Income from operations	1,037	1,154

Other expenses (income):
Interest expense	2,812	2,609
Other income, net	(1,891)	(177)
Change in fair value of interest rate swap contracts	(843)	1,184
Total other expenses, net	78	3,616
Income (loss) before income taxes	959	(2,462)

Income tax benefit	(397)	(932)
Net income (loss)	1,356	(1,530)
Less: net income attributable to noncontrolling interests	131	115
Net income (loss) attributable to HF Foods Group Inc.	$1,225	$(1,645)

Earnings (loss) per common share - basic	$0.02	$(0.03)
Earnings (loss) per common share - diluted	$0.02	$(0.03)

Weighted average shares - basic	53,053,610	52,737,650
Weighted average shares - diluted	53,933,051	52,737,650

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$1,356	$(1,530)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	7,521	6,758
Gain from disposal of property and equipment	(1,471)	(10)
Credit for expected credit losses	25	619
Deferred tax benefit	(133)	(1,084)
Change in fair value of interest rate swap contracts	(843)	1,184
Stock-based compensation	305	374
Non-cash lease expense	2,185	1,220
Other non-cash expense (income)	96	(119)
Changes in operating assets and liabilities:
Accounts receivable	(1,334)	(4,314)
Accounts receivable - related parties	(70)	(96)
Inventories	(554)	(8,265)
Prepaid expenses and other current assets	3,612	3,665
Other long-term assets	409	283
Checks issued not presented for payment	3,361	(696)
Accounts payable	2,141	11,653
Accounts payable - related parties	(113)	337
Operating lease liabilities	(28)	(913)
Accrued expenses and other liabilities	(1,177)	(2,118)
Net cash provided by operating activities	15,288	6,948
Cash flows from investing activities:
Purchase of property and equipment	(15,333)	(3,574)
Proceeds from sale of property and equipment	4,214	10
Net cash used in investing activities	(11,119)	(3,564)
Cash flows from financing activities:
Proceeds from line of credit	393,818	315,008
Repayment of line of credit	(387,795)	(313,714)
Proceeds from issuance of debt	19	—
Repayment of long-term debt	(5,389)	(1,366)
Payment of debt financing costs	(69)	(213)
Repayment of obligations under finance leases	(1,773)	(1,467)
Proceeds from ATM sale	275	—
Acquisition of noncontrolling interests	(835)	—
Net cash used in financing activities	(1,749)	(1,752)
Net increase in cash	2,420	1,632
Cash at beginning of the period	8,641	14,467
Cash at end of the period	$11,061	$16,099

Appendix A
Non-GAAP Financial Measures
Three Months Ended March 31, 2026 and 2025
(Unaudited)
Discussion of our financial results includes certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS (“earnings (loss) per share”), that we believe provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The definitions of EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS may not be the same as similarly titled measures used by other companies in the industry. EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS are not defined under GAAP and are subject to important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP.
We use non-GAAP financial measures to supplement our GAAP financial results. Management uses EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization to measure operating performance. In addition, management uses Adjusted EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. We believe that Adjusted EBITDA is less susceptible to variances in actual performance resulting from non-recurring expenses, and other non-cash charges, provides useful information for our investors and is more reflective of other factors that affect our operating performance.
We believe non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS are useful measures of operating performance because these measures exclude certain items not reflective of our core operating performance. Non-GAAP net income (loss) attributable to HF Foods Group Inc. is defined as net income (loss) attributable to HF Foods Group Inc. adjusted for amortization of intangibles, change in fair value of interest rate swaps, stock based compensation, transaction related costs, transformational project costs and certain unusual, non-cash, or non-recurring expenses. We believe that non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS facilitates period-over-period comparisons and provides additional clarity for investors to better evaluate our operating results. We present EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its most recent Annual Report on Form 10-K, and such information is not meant to replace or supersede U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the schedules attached to this press release.

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025	Change
Net income (loss)	$1,356	$(1,530)	$2,886
Interest expense, net	2,812	2,609	203
Income tax benefit	(397)	(932)	535
Depreciation and amortization	7,521	6,758	763
EBITDA	11,292	6,905	4,387
Change in fair value of interest rate swap contracts	(843)	1,184	(2,027)
Stock-based compensation expense	305	374	(69)
Business transformation costs(1)	393	237	156
Other non-routine (income) expense(2)	(1,218)	100	(1,318)
Executive transition and organizational redesign(3)	217	973	(756)
Adjusted EBITDA	$10,146	$9,773	$373

________________
(1)    Represents costs associated with the launch and continued implementation of strategic projects including supply chain management. improvements and technology infrastructure initiatives.
(2)    Includes the gain on the sale of Utah facility in 2026, as well as legal and consulting costs related to various corporate projects and other strategic initiatives.
(3)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO HF FOODS GROUP INC.
TO NON-GAAP NET INCOME AND NON-GAAP EPS ATTRIBUTABLE TO HF FOODS GROUP INC.
(In thousands, except per share amounts)
(Unaudited)

The following tables present our non-GAAP net income (loss) and non-GAAP EPS for the three months ended March 31, 2026 and 2025 respectively, as well as reconciliations of each measure to their nearest GAAP equivalents:

	Three Months Ended March 31,
	2026	2025	Change
Net income (loss) attributable to HF Foods Group Inc.	$1,225	$(1,645)	$2,870
Amortization of intangibles and deferred financing costs	3,942	3,870	72
Change in fair value of interest rate swaps	(843)	1,184	(2,027)
Stock-based compensation expense	305	374	(69)
Business transformation costs (1)	393	237	156
Other non-routine (income) expense (2)	(1,218)	100	(1,318)
Executive transition and organizational redesign (3)	217	973	(756)
Aggregate adjustment for income taxes (4)	(671)	(1,617)	946
Non-GAAP net income attributable to HF Foods Group Inc.	$3,350	$3,476	$(126)
GAAP diluted earnings (loss) per common share attributable to HF Foods	$0.02	$(0.03)	$0.05
EPS difference (5)	0.04	0.10	(0.06)
Non-GAAP diluted earnings per common share attributable to HF Foods (5)	$0.06	$0.07	$(0.01)
Non-GAAP diluted weighted average number of shares (in thousands) (5)	53,528	52,992

________________
(1)     Represents costs associated with the launch and continued implementation of strategic projects including supply chain management improvements and technology infrastructure initiatives.
(2)    Includes the gain on the sale of Utah facility in 2026, as well as legal and consulting costs related to various corporate projects and other strategic initiatives.
(3)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.
(4)    Represents the income tax impact of non-GAAP adjustments, calculated using a normalized annual effective tax rate of 24% applied to adjusted pre-tax earnings for the first quarters of 2026 and 2025, excluding permanent items.
(5)    EPS difference and diluted non-GAAP earnings per share are calculated by dividing our non-GAAP net income attributable to HF Foods by our non-GAAP diluted weighted average number of shares.